Exhibit 99.1

Trex Company Announces Record Fourth-Quarter Sales of $75.3 Million

  Net Sales Up 47% over 4Q09
  Ends Quarter with $27 Million in Cash
  Forecasts Sales of $70 Million for 1Q11
  Warranty Reserve Increased

WINCHESTER, Va.--(BUSINESS WIRE)--February 28, 2011--Trex Company, Inc. (NYSE: TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the fourth quarter ended December 31, 2010.

Net sales for the fourth quarter of 2010 totaled $75.3 million compared to net sales of $51.2 million for the 2009 fourth quarter. The Company reported a net loss of $0.5 million, or $0.03 per diluted share, for the 2010 period compared to a net loss of $0.3 million, or $0.02 per diluted share, for the 2009 period. During the 2010 period, the Company recognized $4.1 million of unusual charges, which included a $5.2 million increase to the Company’s warranty reserve for decking material manufactured at its Nevada plant prior to mid-2006 offset by a $1.1 million reduction to supply contract-related charges taken in prior 2010 quarters. Before giving effect to these adjustments, net income was $3.6 million, or $0.23 per diluted share for the 2010 fourth quarter. The Company’s fourth-quarter-2009 results included a benefit for income taxes of $5.1 million primarily related to a carry-back tax adjustment offered through the 2009 economic stimulus plan. Before giving effect to this adjustment, the company realized a net loss of $5.4 million, or $0.36 per diluted share for the 2009 fourth quarter.

For the full year ended December 31, 2010, Trex Company reported net sales of $317.7 million compared to net sales of $272.3 million for 2009, a 17% increase. The Company reported a net loss of $10.1 million, or $0.66 per diluted share, compared to a net loss of $16.9 million, or $1.12 per diluted share, for 2009. In total, the Company recognized $21.3 million of unusual charges during 2010 consisting of a $15.0 million increase to its warranty reserve for decking material, a $2.4 million charge related to its joint venture for recycling waste polyethylene in Spain and $3.9 million related to two supply contracts. Before giving effect to these charges, net income for 2010 totaled $11.3 million, or $0.72 per diluted share. Before giving effect to the $23.3 million non-cash impairment charge related to the Company’s Olive Branch facility recognized during the 2009 third quarter and the $5.1 million tax loss carryback described above, the Company had net income of $1.3 million, or $0.09 per diluted share, for 2009.

Chairman, President and CEO Ronald W. Kaplan commented, “Sales broke our fourth quarter record as both distributors and dealers responded enthusiastically to our products, sales programs and pricing strategy. Our Trex Transcend® collection contributed strongly to sales, and is now widely recognized as the number-one brand of high-performance decking and railing. With its unprecedented combination of performance and aesthetics, Transcend has been the game-changer we expected and has rapidly advanced our strategy for gaining market share.

“I’m also pleased that we made progress on the international front, completing our first direct to retail sales overseas. We also signed our third licensing partnership, with CurveIt, LLC, which will offer Trex CustomCurveTM, a solution to heating and bending Trex products on the jobsite. Like our Trex RainEscape® and Trex Outdoor FurnitureTM partnerships, this licensing agreement offers new brand extension and growth opportunities. We also continued bringing new products to market, including an energy-efficient LED outdoor lighting collection and new Transcend styles inspired by tropical hardwoods.

“Before taking into account the impact of the unusual charges, our fourth-quarter gross margin reached 30.1%, reflecting the success of our program to implement fundamental productivity and process improvements as well as our progress in eliminating the impact of start-up costs related to the Transcend introduction. For the full year, we generated free cash flow of $9.2 million.

“With our expanding roster of market-leading products, the significant manufacturing enhancements we’ve achieved and a stabilizing economy, we expect 2011 to be a strong year for Trex. Based on the market demand we are currently seeing, we expect net sales of approximately $70 million for the first quarter. During the year we will continue our R&D initiatives with the goal of further expanding Trex’s position in the outdoor living category.”

Fourth-Quarter-2010 Conference Call and Webcast Information

Trex will hold a conference call to discuss its fourth-quarter-2010 results on Monday, February 28, 2011 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID #41589222. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on Monday, February 28, 2011. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #41589222.

About Pro-Forma Net Income and Related Earnings Per Share (EPS)

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, the Company uses the following non-GAAP financial measures: net income on a pro-forma basis and related EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP.

The Company defines net income on a pro-forma basis as net income before certain charges. The fourth-quarter 2010 adjustments of $4.1 million include a $5.2 million increase to the Company’s warranty reserve for decking material manufactured at its Nevada plant prior to mid-2006 offset by a $1.1 million reduction in a supply contract-related charge taken in prior 2010 quarters. In total, the Company recognized $21.3 million of unusual charges during 2010 related to its warranty reserve for decking material, joint venture for recycling waste polyethylene in Spain and supply contracts. During 2009, the Company recognized a $23.3 million impairment charge relating to its Olive Branch, Mississippi facility and a $5.1 million income tax benefit related to a carry-back adjustment offered through the 2009 economic stimulus plan.

The Company defines related EPS as net income on a pro-forma basis divided by the weighted average outstanding shares, on a fully diluted basis. The Company uses these pro-forma financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes that investors and analysts benefit from referring to these pro-forma financial measures in assessing the performance and expectations of the Company’s future performance.

For more information on the reconciliation of GAAP and pro-forma financial terms, please see the two tables titled “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Three Months Ended December 31, 2010” and “Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures Twelve Months December 31, 2010” at the end of this release.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010, its subsequent reports on Form 10-Q filed on May 6, 2010, August 5, 2010 and November 4, 2010, and its Form 8-K filed on February 17, 2011, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 5,500 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009		2009
	As Adjusted	2010	As Adjusted	2010

Net sales	$51,232	$75,272	$272,286	$317,690

Cost of sales	36,119	56,720	191,759	244,875

Gross profit	15,113	18,552	80,527	72,815

Selling, general and administrative expenses	17,320	15,459	65,257	67,764

Impairment of long-lived assets	-	-	23,251	-

Income (loss) from operations	(2,207)	3,093	(7,981)	5,051

Interest expense, net	3,686	3,711	14,699	15,288

Loss before income taxes	(5,893)	(618)	(22,680)	(10,237)

Provision (benefit) for income taxes	(5,608)	(106)	(5,811)	(171)

Net loss	$(285)	$(512)	$(16,869)	$(10,066)

Basic loss per common share	$(0.02)	$(0.03)	$(1.12)	$(0.66)

Basic weighted average common shares outstanding	15,100,585	15,209,016	15,061,603	15,187,028

Diluted loss per common share	$(0.02)	$(0.03)	$(1.12)	$(0.66)

Diluted weighted average common shares outstanding	15,100,585	15,209,016	15,061,603	15,187,028

2009 "As Adjusted" reflects the LIFO inventory accounting change to Link Chain as described in the Company's February 17, 2011 8K filing.

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	December 31,
	2009
	As Adjusted	2010

ASSETS
Current assets:

Cash and cash equivalents	$19,514	$27,270
Accounts receivable	31,429	53,332
Inventories	30,104	29,021
Prepaid expenses and other assets	2,368	1,539
Income taxes receivable	7,775	70
Deferred income taxes	3,465	1,004
Total current assets	94,655	112,236
Property, plant and equipment, net	137,027	126,857
Goodwill	6,837	6,837
Other assets	6,024	1,885
Total assets	$244,543	$247,815
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$16,514	$15,107
Accrued expenses	19,126	23,479
Accrued warranty	9,256	7,003
Deferred income taxes	-	-
Current portion of long-term debt	545	590
Total current liabilities	45,441	46,179
Deferred income taxes	5,875	3,614
Accrued taxes	3,735	3,126
Non-current accrued warranty	2,268	7,469
Debt-related derivatives	392	312
Long-term debt, net of current portion	76,634	84,193
Total liabilities	134,345	144,893
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,397,093 and 15,458,002 shares issued and outstanding at December 31, 2009 and December 31, 2010, respectively	154	155
Additional paid-in capital	96,197	98,905
Accumulated other comprehensive loss	(265)	(184)
Retained earnings	14,112	4,046
Total stockholders’ equity	110,198	102,922
Total liabilities and stockholders’ equity	$244,543	$247,815

2009 "As Adjusted" reflects the LIFO inventory accounting change to Link Chain as described in the Company's February 17, 2011 8K filing.

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2009
	As Adjusted	2010

OPERATING ACTIVITIES
Net loss	$(16,869)	$(10,066)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,318	28,937
Impairment of long lived assets	23,251	0
Other non-cash charges	3,979	5,488
Changes in operating assets and liabilities	(6,616)	(5,365)

Net cash provided by operating activities	$35,063	$18,994

INVESTING ACTIVITIES	$(6,638)	$(9,773)

FINANCING ACTIVITIES	$(32,100)	$(1,465)

Net increase in cash and cash equivalents	$(3,675)	$7,756
Cash and cash equivalents at beginning of period	$23,189	$19,514

Cash and cash equivalents at end of period	$19,514	$27,270

2009 "As Adjusted" reflects the LIFO inventory accounting change to Link Chain as described in the Company's February 17, 2011 8K filing.

Trex Company, Inc.
Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures
Three Months Ended December 31,
(amounts in 000's except for diluted earnings (loss) per common share)

	2009 Reconciliation			2010 Reconciliation
	GAAP 2009	Pro-Forma	Pro-Forma		Pro-Forma	Pro-Forma
	As Adjusted	Adjustments(1)	2009	GAAP 2010	Adjustments(2)	2010

Net sales	$51,232	$0	$51,232	$75,272	$0	$75,272

Cost of sales	$36,119	$0	$36,119	$56,720	$(4,117)	$52,603

Gross profit	$15,113	$0	$15,113	$18,552	$4,117	$22,669
% of Net sales	29.5%	0.0%	29.5%	24.6%	5.5%	30.1%

SG&A expenses	$17,320	$0	$17,320	$15,459	$0	$15,459
% of Net sales	33.8%	0.0%	33.8%	20.5%	0.0%	20.5%

Income (loss) from operations	$(2,207)	$0	$(2,207)	$3,093	$4,117	$7,210
% of Net sales	-4.3%	0.0%	-4.3%	4.1%	5.5%	9.6%

Income (loss) before income taxes	$(5,893)	$0	$(5,893)	$(618)	$4,117	$3,499

Provision (benefit) for income taxes	$(5,608)	$5,078	($530)	$(106)	$0	$(106)

Net income (loss)	$(285)	$(5,078)	$(5,363)	$(512)	$4,117	$3,605
% of Net sales	-0.6%	-9.9%	-10.5%	-0.7%	5.5%	4.8%

Diluted earnings (loss) per common share	$(0.02)	$(0.34)	$(0.36)	$(0.03)	$0.26	$0.23

(1) 2009 Pro-Forma Adjustments include a $5.1MM tax loss carry back.

(2) 2010 Pro-Forma Adjustments include a $5.2MM increase to previously established warranty reserve (Cost of sales) partially offset by a $1.1MM reduction to previously established charges related to a supply contract (Cost of sales).

GAAP 2009 "As Adjusted" reflect the LIFO inventory accounting change to Link Chain as described in the February 17, 2011 8K filing.

Trex Company, Inc.
Reconciliations of Pro-Forma Results of Operations Measures to the Nearest Comparable GAAP Measures
Twelve Months Ended December 31,
(amounts in 000's except for diluted earnings (loss) per common share)

	2009 Reconciliation			2010 Reconciliation
	GAAP 2009	Pro-Forma	Pro-Forma		Pro-Forma	Pro-Forma
	As Adjusted	Adjustments(1)	2009	GAAP 2010	Adjustments(2)	2010

Net sales	$272,286	$0	$272,286	$317,690	$0	$317,690

Cost of sales	$191,759	$0	$191,759	$244,875	$(18,924)	$225,951

Gross profit	$80,527	$0	$80,527	$72,815	$18,924	$91,739
% of Net sales	29.6%	0.0%	29.6%	22.9%	6.0%	28.9%

SG&A expenses	$65,257	$0	$65,257	$67,764	$(2,405)	$65,359
% of Net sales	24.0%	0.0%	24.0%	21.3%	-0.8%	20.6%

Impairment of long-lived assets	$23,251	$(23,251)	$0	$0	$0	$0

Income (loss) from operations	$(7,981)	$23,251	$15,270	$5,051	$21,329	$26,380
% of Net sales	-2.9%	8.5%	5.6%	1.6%	6.7%	8.3%

Income (loss) before income taxes	$(22,680)	$23,251	$571	$(10,237)	$21,329	$11,092

Provision (benefit) for income taxes	$(5,811)	$5,078	$(733)	$(171)	$0	$(171)

Net income (loss)	$(16,869)	$18,173	$1,304	$(10,066)	$21,329	$11,263
% of Net sales	-6.2%	6.7%	0.5%	-3.2%	6.7%	3.5%

Diluted earnings (loss) per common share	$(1.12)	$1.21	$0.09	$(0.66)	$1.38	$0.72

(1) 2009 Pro-Forma Adjustments include a $23.3MM impairment charge related to the long-lived assets held at the idle Olive Branch, Mississippi manufacturing facility and a $5.1MM tax loss carry back.

(2) 2010 Pro-Forma Adjustments include a $15.0MM increase to previously established warranty reserve (Cost of sales), $3.9MM of charges related to supply contracts (Cost of sales) and a $2.4MM charge related to our joint venture in Spain (SG&A expenses).

GAAP 2009 "As Adjusted" reflect the LIFO inventory accounting change to Link Chain as described in the February 17, 2011 8K filing.

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777